UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report: April 2, 2015
Date of earliest event reported: April 2, 2015

EURAMAX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-05978 (Commission File Number)	58-2502320 (I.R.S. Employer Identification Number)
303 Research Drive, Suite 400 Norcross, GA 30092 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:                 (770) 449-7066

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.
The Company is filing this Current Report on Form 8-K to reclassify historical segment information in accordance with the Company’s current segment structure. As previously disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 26, 2015, the Company, beginning in 2014, has included net sales and the related cost of goods sold for certain commercial panels sold to customers in residential markets to its U.S. Commercial Products Segment results. Previously, these products were included in the U.S. Residential Products Segment. The Company's 2013 and 2012 results have been adjusted to reflect this change in reportable segments. This change in operating structure did not impact the other operating segments of the business. This information is provided solely for the convenience of the Company’s stakeholders, and should be read in conjunction with the 2014 Form 10-K. The changes in the segment structure discussed above affect only the manner in which the results for the operating segments were previously reported. These reclassifications have no impact on the Company’s previously reported consolidated statements of income, balance sheets, statements of cash flows and statements of shareholders’ equity. The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, should be read in conjunction with the Company’s 2014 Form 10-K.
Exhibit 99.1 attached hereto sets forth, for prior interim reporting periods, a schedule of unaudited operating segment data restated primarily to reflect the new operating structure.
Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Schedule of Reclassified Operating Segment Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 2, 2015

EURAMAX HOLDINGS, INC.

By:	/s/ Mary S. Cullin
Name: Mary S. Cullin
Title: Senior Vice President, Chief Financial Officer and Treasurer